EXHIBIT (j)

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Independent Auditors" and "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 42 to the Registration Statement (Form N-1A)(No.33-23512) of The GCG Trust of our reports dated February 9, 2000, included in the 1999 Annual Reports to shareholders.



                                             /s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 24, 2000

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